                                                             EXHIBIT 15(a)(5)(i)

                               AMENDMENT NO. 1
                                      TO
                       AMENDED MASTER DISTRIBUTION PLAN
                                      OF
                        AIM INTERNATIONAL FUNDS, INC.
                               (Class A Shares)

        The Master Distribution Plan (the "Plan"), dated effective September 10, 1994, as amended, by AIM International Funds, Inc., a Maryland corporation, with respect to the Class A Shares of each series of shares of common stock as set forth in the Agreement, is hereby amended as follows:

        Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                "SCHEDULE A TO

                         MASTER DISTRIBUTION PLAN OF

                        AIM INTERNATIONAL FUNDS, INC.

                               (CLASS A SHARES)


                                                                 MAXIMUM
                                    ASSET BASED     SERVICE     AGGREGATE
FUND                                SALES CHARGE      FEE       ANNUAL FEE
----                                ------------      ---       ----------
AIM Asia-Pacific Growth Fund            0.10%        0.25%        0.35%
AIM European Capital Growth Fund        0.10%        0.25%        0.35%
AIM Global Aggressive Growth Fund       0.25%        0.25%        0.50%
AIM Global Growth Fund                  0.25%        0.25%        0.50%
AIM Global Income Fund                  0.25%        0.25%        0.50%
AIM International Equity Fund           0.05%        0.25%        0.30%"


        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Dated:                  , 1997
      ------------------

                                           AIM INTERNATIONAL FUNDS, INC.




Attest:                                    By:
       -----------------------------          -----------------------------
          Assistant Secretary                     President

(SEAL)